UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2015

Marin Software Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-35838	20-4647180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 25th Floor San Francisco, California 94105		94105
(Address of principal executive offices)		(Zip Code)

(415) 399-2580

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 22, 2015, Marin Software Incorporated (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on March 16, 2015, the record date for the Annual Meeting, 36,732,683 shares of common stock of the Company were outstanding and entitled to vote. 32,435,776 shares, or 88.3% of the outstanding common stock entitled to vote at the Annual Meeting, were represented in person or by proxy.

At the Annual Meeting, stockholders voted on the proposals set forth below, each of which is described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 19, 2015. The results of the voting at the Annual Meeting were as follows:

1.	Elect Bruce W. Dunlevie, Donald P. Hutchison and David A. Yovanno as the Class II members of the Board of Directors to hold office until the 2018 annual meeting of stockholders:

	Votes For	Votes Withheld	Broker Non-Votes
Bruce W. Dunlevie	25,027,257	199,189	7,209,330
Donald P. Hutchison	24,545,024	681,422	7,209,330
David A. Yovanno	25,152,757	73,689	7,209,330

2.	Ratify the appointment of PricewaterhouseCoopers LLP as Marin Software Incorporated’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

Votes For	Votes Against	Abstentions
32,332,874	52,888	50,014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marin Software Incorporated

Date: April 23, 2015	By:	/s/ Stephen Kim
Stephen E. Kim EVP, General Counsel and Corporate Secretary